Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 23, 2018
FOR IMMEDIATE RELEASE

Washington Trust Reports Record Second Quarter 2018 Earnings
WESTERLY, R.I., July 23, 2018 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced second quarter 2018 net income of $17.7 million, or $1.01 per diluted share, compared to net income of $16.2 million, or $0.93 per diluted share, reported for the first quarter of 2018.

“Washington Trust is pleased to report another strong performance, with record earnings and diluted earnings per share for the second quarter of 2018,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer.  “Our continued profitability and solid financial metrics reflect the strength and stability of our corporation, as evidenced by our recent recognition by American Banker as one of the nation’s top performing mid-tier banks.”

Selected highlights for second quarter 2018 include:

•	Profitability ratios were at their highest levels in over 15 years, with returns on average equity and average assets of 16.99% and 1.53%, respectively.

•	Total revenues (net interest income and noninterest income) were up by 3% on a linked quarter basis and amounted to $49.1 million, a record level for Washington Trust.

•	Total loans were up by $103 million, or 3%, from the end of the prior quarter and up by $290 million, or 9%, from a year ago.

•	Total deposits were up by $65 million, or 2%, from the end of the first quarter and up by $300 million, or 10%, from a year ago.

•
In June, Washington Trust declared a quarterly dividend of 43 cents per share. Year-to-date dividends declared amounted to 86 cents per share, an increase of 10 cents per share, or 13%, from the same period a year ago.

Net Interest Income
Net interest income was $33.1 million for the second quarter of 2018, up by $1.3 million, or 4%, from the first quarter of 2018. Included in net interest income in the second quarter of 2018 was loan prepayment fee income of $483 thousand, compared to $46 thousand in the first quarter of 2018. The net interest margin was 3.05% for the second quarter, up by 2 basis points from the preceding quarter. Excluding the impact of loan prepayment fee income in each period, the net interest margin was 3.01%, down by 2 basis points from the preceding quarter.

Washington Trust
July 23, 2018

Significant linked quarter changes included:

•
Average interest-earning assets increased by $91 million, largely due to loan growth. The yield on interest-earning assets for the second quarter was 3.98%, up by 14 basis points from the preceding quarter. Excluding the impact of loan prepayment fee income in each period, the yield on interest-earning assets was 3.94%, up by 10 basis points from the preceding quarter. The yield benefited from increased market rates of interest.

•
Average interest-bearing liabilities increased by $100 million, reflecting increases in average wholesale funding balances (wholesale brokered time deposits and Federal Home Loan Bank advances) and in-market time deposits. The cost of interest-bearing funds for the second quarter was 1.14%, up by 14 basis points from the preceding quarter, largely due to higher rates paid on promotional time certificates of deposit and wholesale funding liabilities.

Noninterest Income
Noninterest income totaled $16.0 million for the second quarter of 2018, up by $250 thousand, or 2%, from the first quarter of 2018. Significant linked quarter changes included:

•
Wealth management revenues were $9.6 million for the second quarter of 2018, down by $671 thousand, or 7%, on a linked quarter basis. Asset-based revenues were down by $819 thousand, or 8%, on a linked quarter basis. The decline in asset-based revenues was largely attributable to client outflows that commenced in the latter portion of the first quarter of 2018 and continued into the second quarter. These outflows were associated with the previously reported loss of certain client-facing personnel in the preceding quarter. The decline in asset-based revenues was partially offset by an increase of $148 thousand in transaction-based revenues, largely attributable to tax preparation revenue, which is generally concentrated in the second quarter.

Wealth management assets under administration were $6.2 billion at June 30, 2018, down by $124 million, or 2%, from the balance at March 31, 2018, with $257 million of net client outflows, partially offset by $133 million of net investment appreciation and income.

•
Mortgage banking revenues were $2.9 million for the second quarter of 2018, up by $103 thousand, or 4%, from the preceding quarter. Residential mortgage loans sold to the secondary market were $105 million in the second quarter, up by $8 million from the $97 million sold in the first quarter of 2018.

•
Loan related derivative income was $668 thousand for the second quarter of 2018, up by $527 thousand from the preceding quarter, due to higher volume of commercial borrower loan related derivative transactions occurring in the second quarter.

Noninterest Expenses
Noninterest expenses totaled $26.3 million for the second quarter of 2018, down by $842 thousand, or 3%, from the first quarter. The linked quarter comparison of noninterest expenses was impacted by the following:

•
As previously reported in the first quarter of 2018, one-time cash incentive bonuses of approximately $450 thousand were expensed and paid to non-executive employees as tax reform provided Washington Trust with an opportunity to further recognize and invest in our employees with special compensation enhancements.

•
In the second quarter of 2018, software system implementation expenses of $114 thousand were recognized, compared to $681 thousand recognized in the preceding quarter. These were classified as other expenses and primarily related to

Washington Trust
July 23, 2018

the conversion of our wealth management accounting system, which was completed in April 2018.
Excluding the aforementioned items, noninterest expenses were up by $175 thousand, or 1%, on a linked quarter basis. The linked quarter change included an increase in outsourced services and a decrease in equipment expenses, both of which were mainly due to the expansion of services provided by third party vendors.

Income tax expense totaled $4.7 million for the second quarter of 2018, up by $488 thousand from the preceding quarter, largely due to a higher level of pre-tax income. The effective tax rate for the second quarter of 2018 was 21.2%, compared to 20.8% for the preceding quarter. The linked quarter increase in the effective tax rate was due to a lower level of excess tax benefits on the settlement of share-based awards.

Investment Securities
The securities portfolio totaled $788 million at June 30, 2018, down by $12 million from the balance at March 31, 2018. The decline was due to routine principal pay-downs on mortgage-backed securities, calls and maturities of debt securities and a temporary decline in the fair value of available for sale securities. The overall decline was partially offset by purchases of debt securities in the second quarter totaling $21 million, with a weighted average yield of 3.58%. Investment securities represented 17% of total assets at June 30, 2018.

Loans
Total loans amounted to $3.5 billion at June 30, 2018, up by $103 million, or 3%, from the end of the first quarter. The residential real estate loan portfolio increased by $78 million, or 6%, from the balance at March 31, 2018 as origination volume was strong in the quarter. Residential real estate loans originated for retention in portfolio were $128 million during the second quarter of 2018, compared to $68 million in the preceding quarter. Total commercial loans increased by $30 million, or 2%, reflecting an increase of $28 million in the commercial and industrial ("C&I") portfolio, including approximately $22 million of completed commercial construction loans that were transferred to the C&I portfolio in the quarter. Second quarter commercial real estate loan originations and advances were essentially offset by approximately $52 million of payoffs and the transfer of the commercial construction loans to the C&I portfolio in the quarter. Total consumer loans declined by $4 million, or 1%, from the end of the first quarter.

Deposits and Borrowings
Total deposits amounted to $3.3 billion at June 30, 2018, up by $65 million, or 2%, from the end of the preceding quarter. Included in total deposits were wholesale brokered time deposits of $446 million, which increased by $41 million from the balance at March 31, 2018. Excluding the wholesale brokered time deposits, in-market deposits increased by $24 million from the end of the preceding quarter. We experienced growth in in-market time deposits resulting from a promotional campaign that began in April 2018 and we implemented a program in June 2018 to transition approximately $70 million of wealth management client assets, previously held in outside accounts, into insured interest-bearing demand deposits on Washington Trust's balance sheet. These increases were partially offset by a decline in money market and demand account balances, reflecting seasonal outflows of various institutional and governmental depositors based on their underlying business cycles.

Federal Home Loan Bank advances amounted to $901 million at June 30, 2018, up by $92 million from the balance at March 31, 2018 to fund asset growth.

Washington Trust
July 23, 2018

Asset Quality
Total nonaccrual loans amounted to $11.7 million, or 0.34% of total loans, at June 30, 2018, up from $10.5 million, or 0.31% of total loans, at March 31, 2018. Total past due loans amounted to $16.7 million, or 0.48% of total loans, at June 30, 2018, down from $19.4 million, or 0.57% of total loans, at March 31, 2018.

Based on the assessment of loan and credit quality metrics, loss exposures and changes in the loan portfolio during the quarter, a loan loss provision totaling $400 thousand was recognized in the second quarter of 2018. There was no loan loss provision recognized in the preceding quarter. Net charge-offs were nominal in the second quarter of 2018, totaling $90 thousand, compared to $624 thousand in the preceding quarter. The allowance for loan losses amounted to $26.2 million, or 0.75% of total loans, at June 30, 2018, compared to $25.9 million, or 0.76% of total loans, at March 31, 2018.

Capital and Dividends
Total shareholders' equity was $422 million at June 30, 2018, up by $8.5 million from March 31, 2018, reflecting net income of $17.7 million, offset by $7.5 million in dividends declared and a $2.4 million reduction in the accumulated comprehensive income component of shareholders' equity primarily resulting from a decline in the fair value of available for sale securities.

Capital levels at June 30, 2018 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.61% at June 30, 2018, compared to 12.56% at March 31, 2018. Book value per share amounted to $24.40 at June 30, 2018, compared to $23.93 at March 31, 2018.

The Board of Directors declared a quarterly dividend of 43 cents per share for the quarter ended June 30, 2018. The dividend was paid on July 13, 2018 to shareholders of record on July 2, 2018.

Conference Call
Washington Trust will host a conference call to discuss its second quarter results, business highlights and outlook on Tuesday, July 24, 2018 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-9208. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-844-512-2921 and entering the Replay PIN Number 13681368; the audio replay will be available through August 3, 2018. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through September 30, 2018.

Washington Trust
July 23, 2018

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; occurrences of cyberattacks, hacking and identity theft; natural disasters; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Assets:
Cash and due from banks	$132,068	$85,680	$79,853	$128,580	$117,608
Short-term investments	2,624	2,322	3,070	2,600	2,324
Mortgage loans held for sale	35,207	19,269	26,943	28,484	32,784
Securities:
Available for sale, at fair value	776,693	787,842	780,954	714,355	749,486
Held to maturity, at amortized cost	11,412	11,973	12,541	13,241	13,942
Total securities	788,105	799,815	793,495	727,596	763,428
Federal Home Loan Bank stock, at cost	46,281	41,127	40,517	42,173	44,640
Loans:
Total loans	3,490,230	3,387,406	3,374,071	3,323,078	3,200,100
Less allowance for loan losses	26,174	25,864	26,488	27,308	26,662
Net loans	3,464,056	3,361,542	3,347,583	3,295,770	3,173,438
Premises and equipment, net	28,377	28,316	28,333	28,591	28,508
Investment in bank-owned life insurance	79,319	73,782	73,267	72,729	72,183
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,645	8,893	9,140	9,388	9,642
Other assets	88,651	81,671	63,740	69,410	67,065
Total assets	$4,737,242	$4,566,326	$4,529,850	$4,469,230	$4,375,529
Liabilities:
Deposits:
Noninterest-bearing deposits	$577,656	$601,478	$578,410	$575,866	$533,147
Interest-bearing deposits	2,743,955	2,654,956	2,664,297	2,581,215	2,488,042
Total deposits	3,321,611	3,256,434	3,242,707	3,157,081	3,021,189
Federal Home Loan Bank advances	901,053	808,677	791,356	814,045	869,733
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	70,326	65,453	59,822	61,195	55,884
Total liabilities	4,315,671	4,153,245	4,116,566	4,055,002	3,969,487
Shareholders’ Equity:
Common stock	1,080	1,079	1,077	1,076	1,076
Paid-in capital	118,883	118,172	117,961	117,189	116,484
Retained earnings	336,670	326,505	317,756	312,334	306,151
Accumulated other comprehensive loss	(35,062)	(32,675)	(23,510)	(16,371)	(17,669)
Total shareholders’ equity	421,571	413,081	413,284	414,228	406,042
Total liabilities and shareholders’ equity	$4,737,242	$4,566,326	$4,529,850	$4,469,230	$4,375,529

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Interest income:
Interest and fees on loans	$37,101	$34,578	$33,459	$32,509	$31,642	$71,679	$61,994
Taxable interest on securities	5,358	5,118	4,719	4,655	4,844	10,476	9,553
Nontaxable interest on securities	20	23	24	41	72	43	184
Dividends on Federal Home Loan Bank stock	550	516	481	467	439	1,066	826
Other interest income	257	205	217	197	156	462	260
Total interest and dividend income	43,286	40,440	38,900	37,869	37,153	83,726	72,817
Interest expense:
Deposits	5,254	4,422	4,136	3,835	3,591	9,676	7,093
Federal Home Loan Bank advances	4,707	3,983	3,708	3,816	3,509	8,690	6,853
Junior subordinated debentures	214	183	167	159	149	397	287
Other interest expense	—	—	—	—	—	—	1
Total interest expense	10,175	8,588	8,011	7,810	7,249	18,763	14,234
Net interest income	33,111	31,852	30,889	30,059	29,904	64,963	58,583
Provision for loan losses	400	—	200	1,300	700	400	1,100
Net interest income after provision for loan losses	32,711	31,852	30,689	28,759	29,204	64,563	57,483
Noninterest income:
Wealth management revenues	9,602	10,273	9,914	10,013	9,942	19,875	19,419
Mortgage banking revenues	2,941	2,838	3,097	3,036	2,919	5,779	5,259
Service charges on deposit accounts	903	863	946	942	901	1,766	1,784
Card interchange fees	961	847	904	894	902	1,808	1,704
Income from bank-owned life insurance	537	515	537	546	542	1,052	1,078
Loan related derivative income	668	141	470	1,452	1,144	809	1,292
Other income	381	266	342	400	456	647	780
Total noninterest income	15,993	15,743	16,210	17,283	16,806	31,736	31,316
Noninterest expense:
Salaries and employee benefits	17,304	17,772	17,194	17,362	17,418	35,076	34,335
Net occupancy	1,930	2,002	1,859	1,928	1,767	3,932	3,734
Outsourced services	2,350	1,873	1,960	1,793	1,710	4,223	3,167
Equipment	1,069	1,180	1,198	1,380	1,313	2,249	2,780
Legal, audit and professional fees	555	726	562	534	582	1,281	1,198
FDIC deposit insurance costs	422	404	389	308	469	826	950
Advertising and promotion	329	177	466	416	362	506	599
Amortization of intangibles	247	248	248	253	257	495	534
Change in fair value of contingent consideration	—	—	(333)	—	—	—	(310)
Other expenses	2,082	2,748	2,211	2,780	2,428	4,830	4,605
Total noninterest expense	26,288	27,130	25,754	26,754	26,306	53,418	51,592
Income before income taxes	22,416	20,465	21,145	19,288	19,704	42,881	37,207
Income tax expense	4,742	4,254	13,163	6,326	6,505	8,996	12,226
Net income	$17,674	$16,211	$7,982	$12,962	$13,199	$33,885	$24,981

Net income available to common shareholders	$17,636	$16,173	$7,958	$12,934	$13,170	$33,809	$24,925

Weighted average common shares outstanding:
Basic	17,272	17,234	17,223	17,212	17,206	17,253	17,196
Diluted	17,387	17,345	17,349	17,318	17,316	17,384	17,312
Earnings per common share:
Basic	$1.02	$0.94	$0.46	$0.75	$0.77	$1.96	$1.45
Diluted	$1.01	$0.93	$0.46	$0.75	$0.76	$1.94	$1.44

Cash dividends declared per share	$0.43	$0.43	$0.39	$0.39	$0.38	$0.86	$0.76

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Share and Equity Related Data:
Book value per share	$24.40	$23.93	$23.99	$24.06	$23.59
Tangible book value per share - Non-GAAP (1)	$20.20	$19.71	$19.75	$19.81	$19.32
Market value per share	$58.10	$53.75	$53.25	$57.25	$51.55
Shares issued and outstanding at end of period	17,278	17,262	17,227	17,214	17,210

Capital Ratios (2):
Tier 1 risk-based capital	11.84%	11.78%	11.65%	11.69%	11.92%
Total risk-based capital	12.61%	12.56%	12.45%	12.53%	12.78%
Tier 1 leverage ratio	8.87%	8.84%	8.79%	8.83%	8.78%
Common equity tier 1	11.20%	11.13%	10.99%	11.02%	11.23%

Balance Sheet Ratios:
Equity to assets	8.90%	9.05%	9.12%	9.27%	9.28%
Tangible equity to tangible assets - Non-GAAP (1)	7.48%	7.57%	7.63%	7.76%	7.73%
Loans to deposits (3)	105.3%	103.8%	104.1%	105.3%	106.1%

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Performance Ratios (4):
Net interest margin (5)	3.05%	3.03%	2.95%	2.93%	2.97%	3.04%	2.92%
Return on average assets (net income divided by average assets)	1.53%	1.45%	0.71%	1.17%	1.22%	1.49%	1.16%
Return on average tangible assets - Non-GAAP (1)	1.56%	1.48%	0.72%	1.19%	1.24%	1.52%	1.18%
Return on average equity (net income available for common shareholders divided by average equity)	16.99%	15.96%	7.56%	12.43%	13.07%	16.48%	12.54%
Return on average tangible equity - Non-GAAP (1)	20.58%	19.40%	9.17%	15.12%	15.99%	20.00%	15.38%
Efficiency ratio (6)	53.5%	57.0%	54.7%	56.5%	56.3%	55.2%	57.4%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

(2)	Estimated for June 30, 2018 and actuals for the remaining periods.

(3)	Period-end balances of net loans and mortgage loans held as a percentage of total deposits.

(4)	Annualized based on the actual number of days in the period.

(5)	Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.

(6)	Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,136	$9,955	$9,686	$9,791	$9,401	$19,091	$18,648
Transaction-based revenues	466	318	228	222	541	784	771
Total wealth management revenues	$9,602	$10,273	$9,914	$10,013	$9,942	$19,875	$19,419

Assets Under Administration (AUA):
Balance at beginning of period	$6,343,720	$6,714,637	$6,587,899	$6,403,501	$6,243,301	$6,714,637	$6,063,293
Net investment appreciation (depreciation) & income	133,450	(32,024)	163,681	270,549	162,924	101,426	383,347
Net client asset flows	(257,015)	(338,893)	(36,943)	(86,151)	(2,724)	(595,908)	(43,139)
Balance at end of period	$6,220,155	$6,343,720	$6,714,637	$6,587,899	$6,403,501	$6,220,155	$6,403,501

Percentage of AUA that are managed assets	92%	92%	93%	92%	93%	92%	93%

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net	$2,786	$2,679	$2,987	$2,952	$2,784	$5,465	$5,052
Residential mortgage servicing fee income, net	155	159	110	84	135	314	207
Total mortgage banking revenues	$2,941	$2,838	$3,097	$3,036	$2,919	$5,779	$5,259

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$128,479	$67,840	$75,595	$90,378	$94,794	$196,319	$152,701
Originations for sale to secondary market (1)	122,693	87,720	143,834	143,112	144,491	210,413	246,932
Total mortgage loan originations	$251,172	$155,560	$219,429	$233,490	$239,285	$406,732	$399,633

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$24,367	$33,575	$39,769	$37,823	$29,199	$57,942	$51,766
Sold with servicing rights released (1)	81,054	63,265	105,416	109,508	108,245	144,319	192,590
Total mortgage loans sold	$105,421	$96,840	$145,185	$147,331	$137,444	$202,261	$244,356

(1)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Loans:
Commercial real estate (1)	$1,218,643	$1,217,278	$1,210,495	$1,211,792	$1,121,273
Commercial & industrial	632,029	603,830	612,334	588,324	577,116
Total commercial	1,850,672	1,821,108	1,822,829	1,800,116	1,698,389

Residential real estate (2)	1,327,418	1,249,890	1,227,248	1,195,537	1,168,105

Home equity	283,744	285,723	292,467	294,657	299,107
Other	28,396	30,685	31,527	32,768	34,499
Total consumer	312,140	316,408	323,994	327,425	333,606
Total loans	$3,490,230	$3,387,406	$3,374,071	$3,323,078	$3,200,100

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(2)	Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four- family residential properties.

	June 30, 2018		December 31, 2017
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island	$346,215	28.4%	$360,834	29.8%
Connecticut	488,429	40.1	309,013	25.5
Massachusetts	300,353	24.6	461,230	38.1
Subtotal	1,134,997	93.1	1,131,077	93.4
All other states	83,646	6.9	79,418	6.6
Total commercial real estate loans	$1,218,643	100.0%	$1,210,495	100.0%

Residential Real Estate Loans by Property Location:
Rhode Island	$347,605	26.2%	$343,340	28.0%
Connecticut	145,949	11.0	140,843	11.5
Massachusetts	817,288	61.6	726,712	59.2
Subtotal	1,310,842	98.8	1,210,895	98.7
All other states	16,576	1.2	16,353	1.3
Total residential real estate loans	$1,327,418	100.0%	$1,227,248	100.0%

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Deposits:
Noninterest-bearing demand deposits	$577,656	$601,478	$578,410	$575,866	$533,147
Interest-bearing demand deposits	136,640	83,249	82,728	45,407	54,666
NOW accounts	481,905	470,112	466,605	448,128	448,617
Money market accounts	604,954	693,748	731,345	716,827	666,047
Savings accounts	375,983	376,608	368,524	367,912	364,002
Time deposits (in-market)	698,286	625,965	617,368	587,166	553,783
Wholesale brokered time deposits	446,187	405,274	397,727	415,775	400,927
Total deposits	$3,321,611	$3,256,434	$3,242,707	$3,157,081	$3,021,189

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Asset Quality Ratios:
Nonperforming assets to total assets	0.32%	0.30%	0.34%	0.44%	0.49%
Nonaccrual loans to total loans	0.34%	0.31%	0.45%	0.56%	0.63%
Total past due loans to total loans	0.48%	0.57%	0.59%	0.49%	0.66%
Allowance for loan losses to nonaccrual loans	222.85%	245.83%	174.14%	147.52%	132.00%
Allowance for loan losses to total loans	0.75%	0.76%	0.79%	0.82%	0.83%

Nonperforming Assets:
Commercial real estate	$—	$—	$4,954	$5,887	$6,422
Commercial & industrial	397	397	283	429	1,232
Total commercial	397	397	5,237	6,316	7,654
Residential real estate	10,206	9,340	9,414	11,699	11,815
Home equity	1,133	771	544	480	620
Other consumer	9	13	16	16	109
Total consumer	1,142	784	560	496	729
Total nonaccrual loans	11,745	10,521	15,211	18,511	20,198
Other real estate owned	3,206	3,206	131	1,038	1,342
Total nonperforming assets	$14,951	$13,727	$15,342	$19,549	$21,540

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$4,960	$5,887	$6,422
Commercial & industrial	2,851	3,295	4,076	455	4,009
Total commercial	2,851	3,295	9,036	6,342	10,431
Residential real estate	11,243	11,806	7,855	7,802	8,857
Home equity	2,585	4,235	3,141	2,268	1,806
Other consumer	16	22	43	35	26
Total consumer	2,601	4,257	3,184	2,303	1,832
Total past due loans	$16,695	$19,358	$20,075	$16,447	$21,120

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$8,575	$7,066	$11,788	$13,216	$14,490

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Nonaccrual Loan Activity:
Balance at beginning of period	$10,521	$15,211	$18,511	$20,198	$22,127	$15,211	$22,058
Additions to nonaccrual status	2,457	1,210	462	1,969	1,946	3,667	4,084
Loans returned to accruing status	(475)	(344)	(1,316)	(1,411)	(778)	(819)	(1,325)
Loans charged-off	(103)	(690)	(1,047)	(694)	(642)	(793)	(721)
Loans transferred to other real estate owned	—	(3,074)	—	—	(98)	(3,074)	(576)
Payments, payoffs and other changes	(655)	(1,792)	(1,399)	(1,551)	(2,357)	(2,447)	(3,322)
Balance at end of period	$11,745	$10,521	$15,211	$18,511	$20,198	$11,745	$20,198

Allowance for Loan Losses:
Balance at beginning of period	$25,864	$26,488	$27,308	$26,662	$26,446	$26,488	$26,004
Provision charged to earnings	400	—	200	1,300	700	400	1,100
Charge-offs	(103)	(690)	(1,047)	(694)	(642)	(793)	(721)
Recoveries	13	66	27	40	158	79	279
Balance at end of period	$26,174	$25,864	$26,488	$27,308	$26,662	$26,174	$26,662

Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$602	$932	$535	$318	$602	$318
Commercial & industrial	(3)	(23)	43	114	115	(26)	10
Total commercial	(3)	579	975	649	433	576	328
Residential real estate	5	—	32	(1)	8	5	4
Home equity	73	28	(2)	(7)	12	101	55
Other consumer	15	17	15	13	31	32	55
Total consumer	88	45	13	6	43	133	110
Total	$90	$624	$1,020	$654	$484	$714	$442

Net charge-offs to average loans (annualized)	0.01%	0.07%	0.12%	0.08%	0.06%	0.04%	0.03%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans. Certain previously reported amounts have been reclassified to conform to current year's presentation.

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Three Months Ended	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$56,142	$257	1.84%	$53,138	$205	1.56%	$60,428	$156	1.04%
Mortgage loans held for sale	$30,203	$313	4.16	$24,424	$226	3.75	$21,977	$223	4.07
Taxable debt securities	821,772	5,358	2.62	804,518	5,118	2.58	773,280	4,844	2.51
Nontaxable debt securities	1,956	26	5.33	2,355	29	4.99	7,076	109	6.18
Total securities	823,728	5,384	2.62	806,873	5,147	2.59	780,356	4,953	2.55
FHLB stock	43,331	550	5.09	40,888	516	5.12	44,362	439	3.97
Commercial real estate	1,225,926	13,463	4.40	1,218,702	12,346	4.11	1,162,002	11,032	3.81
Commercial & industrial	622,141	7,569	4.88	608,784	6,823	4.55	576,312	6,607	4.60
Total commercial	1,848,067	$21,032	4.56	1,827,486	$19,169	4.25	1,738,314	$17,639	4.07
Residential real estate	1,275,171	12,426	3.91	1,228,379	11,929	3.94	1,140,918	10,865	3.82
Home equity	284,188	3,278	4.63	287,176	3,160	4.46	296,971	3,047	4.12
Other	29,696	360	4.86	30,706	370	4.89	35,082	417	4.77
Total consumer	313,884	3,638	4.65	317,882	3,530	4.50	332,053	3,464	4.18
Total loans	3,437,122	37,096	4.33	3,373,747	34,628	4.16	3,211,285	31,968	3.99
Total interest-earning assets	4,390,526	43,600	3.98	4,299,070	40,722	3.84	4,118,408	37,739	3.68
Noninterest-earning assets	238,290			230,638			236,056
Total assets	$4,628,816			$4,529,708			$4,354,464
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$86,204	$101	0.47%	$80,502	$28	0.14%	$54,675	($8)	(0.06)%
NOW accounts	460,712	57	0.05	449,298	54	0.05	437,282	57	0.05
Money market accounts	664,127	960	0.58	718,664	880	0.50	711,711	640	0.36
Savings accounts	375,690	57	0.06	368,012	57	0.06	361,545	52	0.06
Time deposits (in-market)	662,969	2,265	1.37	617,878	1,820	1.19	559,442	1,460	1.05
Wholesale brokered time deposits	430,118	1,814	1.69	409,243	1,583	1.57	392,734	1,390	1.42
Total interest-bearing deposits	2,679,820	5,254	0.79	2,643,597	4,422	0.68	2,517,389	3,591	0.57
FHLB advances	874,746	4,707	2.16	810,967	3,983	1.99	817,349	3,509	1.72
Junior subordinated debentures	22,681	214	3.78	22,681	183	3.27	22,681	149	2.63
Other	—	—	—	—	—	—	13	—	—
Total interest-bearing liabilities	3,577,247	10,175	1.14	3,477,245	8,588	1.00	3,357,432	7,249	0.87
Noninterest-bearing demand deposits	574,258			584,557			543,781
Other liabilities	60,878			56,951			49,013
Shareholders' equity	416,433			410,955			404,238
Total liabilities and shareholders' equity	$4,628,816			$4,529,708			$4,354,464
Net interest income (FTE)		$33,425			$32,134			$30,490
Interest rate spread			2.84%			2.84%			2.81%
Net interest margin			3.05%			3.03%			2.97%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017
Commercial loans	$308	$276	$549
Nontaxable debt securities	6	6	37
Total	$314	$282	$586

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Six Months Ended	June 30, 2018			June 30, 2017
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$54,649	$462	1.70%	$58,323	$260	0.90%
Mortgage loans for sale	27,329	539	3.98	23,194	445	3.87
Taxable debt securities	813,193	10,476	2.60	764,666	9,553	2.52
Nontaxable debt securities	2,154	55	5.15	9,286	282	6.12
Total securities	815,347	10,531	2.60	773,952	9,835	2.56
FHLB stock	42,116	1,066	5.10	43,994	826	3.79
Commercial real estate	1,222,136	25,809	4.26	1,184,294	21,588	3.68
Commercial & industrial	615,698	14,392	4.71	575,162	12,765	4.48
Total commercial	1,837,834	40,201	4.41	1,759,456	34,353	3.94
Residential real estate	1,251,904	24,355	3.92	1,134,516	21,511	3.82
Home equity	285,684	6,439	4.55	297,481	5,924	4.02
Other	30,188	729	4.87	36,064	863	4.83
Total consumer	315,872	7,168	4.58	333,545	6,787	4.10
Total loans	3,405,610	71,724	4.25	3,227,517	62,651	3.91
Total interest-earning assets	4,345,051	84,322	3.91	4,126,980	74,017	3.62
Noninterest-earning assets	234,485			232,957
Total assets	$4,579,536			$4,359,937
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$83,368	$129	0.31%	$55,722	$7	0.03%
NOW accounts	455,036	111	0.05	428,998	108	0.05
Money market accounts	691,245	1,840	0.54	732,988	1,239	0.34
Savings accounts	371,873	114	0.06	359,730	102	0.06
Time deposits (in-market)	640,548	4,085	1.29	557,161	2,878	1.04
Wholesale brokered time deposits	419,738	3,397	1.63	394,992	2,759	1.41
Total interest-bearing deposits	2,661,808	9,676	0.73	2,529,591	7,093	0.57
FHLB advances	843,033	8,690	2.08	824,442	6,853	1.68
Junior subordinated debentures	22,681	397	3.53	22,681	287	2.55
Other	—	—	—	20	1	10.08
Total interest-bearing liabilities	3,527,522	18,763	1.07	3,376,734	14,234	0.85
Noninterest-bearing demand deposits	579,379			535,544
Other liabilities	58,926			46,962
Shareholders' equity	413,709			400,697
Total liabilities and shareholders' equity	$4,579,536			$4,359,937
Net interest income (FTE)		$65,559			$59,783
Interest rate spread			2.84%			2.77%
Net interest margin			3.04%			2.92%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Six Months Ended	Jun 30, 2018	Jun 30, 2017
Commercial loans	$584	$1,102
Nontaxable debt securities	12	98
Total	$596	$1,200

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Tangible Book Value per Share:
Total shareholders' equity, as reported	$421,571	$413,081	$413,284	$414,228	$406,042
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,645	8,893	9,140	9,388	9,642
Total tangible shareholders' equity	$349,017	$340,279	$340,235	$340,931	$332,491

Shares outstanding, as reported	17,278	17,262	17,227	17,214	17,210

Book value per share - GAAP	$24.40	$23.93	$23.99	$24.06	$23.59
Tangible book value per share - Non-GAAP	$20.20	$19.71	$19.75	$19.81	$19.32

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$349,017	$340,279	$340,235	$340,931	$332,491

Total assets, as reported	$4,737,242	$4,566,326	$4,529,850	$4,469,230	$4,375,529
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,645	8,893	9,140	9,388	9,642
Total tangible assets	$4,664,688	$4,493,524	$4,456,801	$4,395,933	$4,301,978

Equity to assets - GAAP	8.90%	9.05%	9.12%	9.27%	9.28%
Tangible equity to tangible assets - Non-GAAP	7.48%	7.57%	7.63%	7.76%	7.73%

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Return on Average Tangible Assets:
Net income, as reported	$17,674	$16,211	$7,982	$12,962	$13,199	$33,885	$24,981

Total average assets, as reported	$4,628,816	$4,529,708	$4,473,340	$4,401,536	$4,354,464	$4,579,536	$4,359,937
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	64,058	63,909	64,059
Identifiable intangible assets, net	8,766	9,014	9,261	9,511	9,767	8,889	9,896
Total average tangible assets	$4,556,141	$4,456,785	$4,400,170	$4,328,116	$4,280,639	$4,506,738	$4,285,982

Return on average assets - GAAP	1.53%	1.45%	0.71%	1.17%	1.22%	1.49%	1.16%
Return on average tangible assets - Non-GAAP	1.56%	1.48%	0.72%	1.19%	1.24%	1.52%	1.18%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$17,636	$16,173	$7,958	$12,934	$13,170	$33,809	$24,925

Total average equity, as reported	$416,433	$410,955	$417,568	$412,862	$404,238	$413,709	$400,697
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	64,058	63,909	64,059
Identifiable intangible assets, net	8,766	9,014	9,261	9,511	9,767	8,889	9,896
Total average tangible equity	$343,758	$338,032	$344,398	$339,442	$330,413	$340,911	$326,742

Return on average equity - GAAP	16.99%	15.96%	7.56%	12.43%	13.07%	16.48%	12.54%
Return on average tangible equity - Non-GAAP	20.58%	19.40%	9.17%	15.12%	15.99%	20.00%	15.38%